UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

ZoomInfo Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39310	87-3037521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Broadway Street, Suite 900, Vancouver, Washington 98660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 914-1220

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐ Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐ Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On May 1, 2023, ZoomInfo Technologies Inc. (the “Company”) issued a press release announcing its financial results as of and for the period ended March 31, 2023. A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference. The information contained in Item 2.02 of this current report, including the press release furnished as Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
The following Exhibit 99.1 is furnished pursuant to Item 2.02 of this report.
(d)     Exhibits.

Exhibit No.	Description
99.1	Press release dated May 1, 2023 announcing ZoomInfo Technologies Inc.'s first quarter 2023 financial results
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZoomInfo Technologies Inc.
Date: May 1, 2023
By:     /s/ P. Cameron Hyzer
Name:  P. Cameron Hyzer
Title:    Chief Financial Officer